UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

New Source Energy Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 North Broadway, Suite 230
Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 272-3028

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 23, 2014, New Source Energy Partners L.P. (the “Partnership”), together with its general partner, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Robert W. Baird & Co. Incorporated and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters (the “Underwriters”), relating to the public offering of 3,000,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price to the public of $23.25 per Common Unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters a 30-day option to purchase up to an additional 450,000 Common Units to cover over-allotments. On April 28, 2014, the Underwriters exercised in full their option to purchase an additional 450,000 Common Units.

The offering closed on April 29, 2014. The net proceeds from the sale of the Common Units in the offering were approximately $75.8 million (after deducting underwriting discounts and commissions and estimated expenses).

The offering was made pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-195129), which became effective on April 21, 2014.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, customary conditions to closing, indemnification obligations of the Partnership and the Underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Relationships

Certain of the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, hedging, investment banking, advisory and other similar services for the Partnership, New Source Energy Corporation and the Partnership’s affiliates from time to time in the ordinary course of their business for which they have received or may in the future receive customary fees and reimbursement of expenses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement by and among New Source Energy Partners L.P., New Source Energy GP, LLC, Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Incorporated and the other underwriters named therein dated April 23, 2014.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Source Energy Partners L.P.

By: New Source Energy GP, LLC, its general partner

/s/ Kristian B. Kos
Kristian B. Kos
President and Chief Executive Officer

Date: April 29, 2014